                                                                      Exhibit 11

                       AGCO CORPORATION AND SUBSIDIARIES
              STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                    Three Months Ended
                                                                                        March 31,
                                                                                 -------------------------
 PRIMARY EARNINGS PER SHARE                                                        1996              1995
                                                                                 -------           -------
 Weighted average number of common shares outstanding . . . . . . . . . .         50,757            43,482

 Shares issued upon assumed exercise of outstanding
    stock options . . . . . . . . . . . . . . . . . . . . . . . . . . . .            535               570
                                                                                 -------           -------

 Weighted average number of common and common
    equivalent shares outstanding . . . . . . . . . . . . . . . . . . . .         51,292            44,052
                                                                                 =======           =======

 Income before extraordinary loss . . . . . . . . . . . . . . . . . . . .        $20,595           $23,384

 Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,503                 -
                                                                                 -------           -------

 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $17,092           $23,384

 Preferred stock dividends . . . . . . .. . . . . . . . . . . . . . . . .              -             1,213
                                                                                 -------           -------

 Net income available for common stockholders . . . . . . . . . . . . . .        $17,092           $22,171
                                                                                 =======           =======

 Net income per common share:
   Income before extraordinary loss . . . . . . . . . . . . . . . . . . .        $  0.40           $  0.50
   Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . .          (0.07)                -
                                                                                 -------           -------
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  0.33           $  0.50
                                                                                 =======           =======

 FULLY DILUTED EARNINGS PER SHARE
 Weighted average number of common shares outstanding . . . . . . . . . .         50,757            43,482

 Shares issued upon assumed conversion of the Cumulative Convertible
 Exchangeable Preferred Stock   . . . . . . . . . . . . . . . . . . . . .               -           11,808

 Shares issued upon assumed conversion of the Convertible
    Subordinated Debentures . . . . . . . . . . . . . . . . . . . . . . .          5,778                 -

 Shares issued upon assumed exercise of outstanding
    stock options (2) . . . . . . . . . . . . . . . . . . . . . . . . . .            536               648
                                                                                 -------           -------
 Weighted average number of common and common
    equivalent shares outstanding . . . . . . . . . . . . . . . . . . . .         57,071            55,938
                                                                                 =======           =======

 Income before extraordinary loss . . . . . . . . . . . . . . . . . . . .        $20,595           $23,384

 Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,503                 -
                                                                                 -------           -------

 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17,092            23,384

 Interest expense on Convertible Subordinated Debentures, net of
 applicable income taxes  . . . . . . . . . . . . . . . . . . . . . . . .            398                 -
                                                                                 -------           -------

 Net income available for common stockholders . . . . . . . . . . . . . .        $17,490           $23,384
                                                                                 =======           =======
 Net income per common share:
   Income before extraordinary loss . . . . . . . . . . . . . . . . . . .        $  0.37           $  0.42
   Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . . . .          (0.06)                -
                                                                                 -------           -------
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  0.31           $  0.42
                                                                                 =======           =======

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. All share data has been restated to reflect the two-for-one stock split, effected January 31, 1996.

(2) Based on the treasury stock method using the higher of the average or period end market price.